SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for use of the Commission
                     Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           JANUS AMERICAN GROUP, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

                                       N/A
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
                                       N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                       N/A
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                       N/A
--------------------------------------------------------------------------------

     (5) Total Fee Paid:
                                       N/A
--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials:
                                       N/A
--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
                                       N/A
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                       N/A
--------------------------------------------------------------------------------

     (3) Filing Party:
                                       N/A
--------------------------------------------------------------------------------

     (4) Date Filed:
                                       N/A
--------------------------------------------------------------------------------

                           JANUS AMERICAN GROUP, INC.

                      2300 CORPORATE BLVD. N.W., SUITE 232
                         BOCA RATON, FLORIDA 33431-8596
               TELEPHONE (561) 994-4800, FACSIMILE (561) 997-5331




                                                                     May 2, 1998


To Our Stockholders:

     On behalf of the Board of Directors of Janus American Group, Inc. (the "Company"), I cordially invite you to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 2:00 p.m. Eastern Daylight Time on May 29, 1998, at The Holiday Inn Pompano Beach, 1350 South Ocean Boulevard, Pompano Beach, Florida, one of the hotels managed by the Company. The formal notice of the Annual Meeting appears on the next page. During the Annual Meeting, stockholders who are present will have the opportunity to meet and ask questions of our senior management team.

     We believe that type of interaction between stockholders and management is important and hope that you will be able to attend the Annual Meeting.

     Whether or not you are able to attend the Annual Meeting, it is important that your views be represented. To be sure that happens, please sign and date the enclosed proxy card and return it in the envelope provided. If you plan to attend the Annual Meeting, please check the appropriate box on the proxy card.


                                              Sincerely,

                                              /s/ LOUIS S. BECK
                                              ----------------------------------
                                              Louis S. Beck
                                              Chairman of the Board of Directors

                           JANUS AMERICAN GROUP, INC.
                      2300 CORPORATE BLVD., N.W. SUITE 232
                         BOCA RATON, FLORIDA 33431-8596


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 29, 1998
                    -----------------------------------------


To Our Stockholders:

     The 1998 Annual Meeting of the Stockholders of Janus American Group, Inc. (the "Company") will be held at The Holiday Inn Pompano Beach, 1350 South Ocean Boulevard, Pompano Beach, Florida on May 29, 1998 at 2:00 p.m. Eastern Daylight Time for the following purposes:

     (1) To elect three (3) Class B directors;

     (2) To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 1, 1998, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the meeting and further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                      By Order of the Board of Directors


                                      /s/ FRANK E. LAWATSCH, JR.
                                      -----------------------------------------
                                      Frank E. Lawatsch, Jr.
                                      Secretary
May 2, 1998
Boca Raton, Florida

                           JANUS AMERICAN GROUP, INC.
                      2300 CORPORATE BLVD., N.W. SUITE 232
                         BOCA RATON, FLORIDA 33431-8596


                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Janus American Group, Inc., a Delaware corporation (the "Company" or "Janus"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at The Holiday Inn Pompano Beach, 1350 South Ocean Boulevard, Pompano Beach, Florida, on May 29, 1998 at 2:00 p.m. Eastern Daylight Time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, are being mailed to stockholders on or about May 2, 1998. The principal executive offices of the Company are located at 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431-8596.

     Only stockholders of record at the close of business on the record date, May 1, 1998, will be entitled to vote at the Meeting and at all adjournments thereof.

     On May 1, 1998 there were issued and outstanding 8,691,735 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted upon. On May 1, 1998 there were issued and outstanding 10,451.88 shares of the Company's preferred stock, Series B, par value $.01 per share (the "Preferred Stock"). The holders of Preferred Stock do not have the right to vote on any matter being considered at the Meeting. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. There are no cumulative voting rights.

                               GENERAL INFORMATION


                                VOTING OF PROXIES

     If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) "FOR" the election of each of Messrs. Peter G. Aylward, Arthur Lubell and Paul Tipps as Class B directors of the Company with a term expiring in 2001; (b) "FOR" the ratification of the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and (c) in connection with the transaction of such other business as may properly be brought before the meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors.

     Votes will NOT be considered cast, however, if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, directions are given in a written proxy to withhold votes or if the votes are withheld by a broker.

     The proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date or by voting in person at the Meeting.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of May 1, 1998 for
(i) each person who is known by the Company to beneficially own more than 5% of any class of capital stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each listed person has sole voting power and investment power over the respective shares owned.


----------------------------------------------------------------------------------------------------------------------
                                             AMOUNT AND NATURE    AMOUNT AND NATURE       PERCENT OF       PERCENT OF
                                               OF BENEFICIAL        OF BENEFICIAL          CLASS OF         CLASS OF
              NAME AND ADDRESS OF             OWNERSHIP OF          OWNERSHIP OF         COMMON STOCK      PREFERRED
             BENEFICIAL OWNER (1)             COMMON STOCK        PREFERRED STOCK           STOCK            STOCK
----------------------------------------------------------------------------------------------------------------------
   Louis S. Beck (2)                              2,927,499             8,113.91             34%             78%
----------------------------------------------------------------------------------------------------------------------
   Harry G. Yeaggy (3)                            1,182,500             3,437.97             14%             33%
----------------------------------------------------------------------------------------------------------------------
   Vincent W. Hatala, Jr. (4)                       6,000                  --                 *               --
----------------------------------------------------------------------------------------------------------------------
   Anthony J. Pacchia (5)                           6,000                  --                 *               --
----------------------------------------------------------------------------------------------------------------------
   Arthur Lubell (6)                                6,000                  --                 *               --
----------------------------------------------------------------------------------------------------------------------
   Richard P. Lerner                                 --                    --                 --              --
----------------------------------------------------------------------------------------------------------------------
   James E. Bishop (7)                              4,000                  --                 *               --
----------------------------------------------------------------------------------------------------------------------
   C. Scott Bartlett, Jr.                           1,000                  --                 *               --
----------------------------------------------------------------------------------------------------------------------
   Lucille Hart-Brown                                --                    --                 --              --
----------------------------------------------------------------------------------------------------------------------
   Richard A. Tonges                                 --                    --                 --              --
----------------------------------------------------------------------------------------------------------------------
   Michael M. Nanosky                                --                    --                 --              --
----------------------------------------------------------------------------------------------------------------------
   Paul Tipps                                        --                    --                 --              --
----------------------------------------------------------------------------------------------------------------------
   Peter G. Aylward                                  --                    --                 --              --
----------------------------------------------------------------------------------------------------------------------
   The United States Lines, Inc. and              1,057,048                --                12%              --
   United States Lines (S.A.), Inc.
   Reorganization Trust, John Paulyson,
   Trustee (8)
       184-186 North Avenue East
       Cranford, New Jersey 07016
----------------------------------------------------------------------------------------------------------------------
   Beck Hospitality Inc. III (9)                   310,000               1,100                4%             11%
       8534 E. Kemper Road
       Cincinnati, Ohio 45249
----------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
   Daewoo Corporation (10)                         623,911                --                  7%              --
   c/o Lubell & Koven
       350 Fifth Avenue
       New York, New York 10118
----------------------------------------------------------------------------------------------------------------------
   All directors and executive officers
     as a group (13 persons)                      4,132,999            10,451.88             47%             100%
----------------------------------------------------------------------------------------------------------------------


*  Represents less than 1%.

------------

     (1) Unless otherwise noted, the address of each of the listed persons is c/o the Company, 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, Florida 33431-8596.

     (2) Includes 310,000 shares of Common Stock and 1,100 shares of preferred stock held by Beck Hospitality Inc. III. Mr. Beck is an officer, director and controlling shareholder of Beck Hospitality Inc. III. Mr. Beck has sole voting power over 2,617,499 shares of common stock and shared voting power over 310,000 shares of common stock.

     (3) Includes 310,000 shares of Common Stock and 1,100 shares of preferred stock held by Beck Hospitality Inc. III. Mr. Yeaggy is an officer, director and shareholder of Beck Hospitality Inc. III. Mr. Yeaggy has sole voting power over 872,500 shares of common stock and shared voting power over 310,000 shares of common stock.

     (4) Includes options to purchase 6,000 shares of Common Stock that are currently exercisable.

     (5) Includes options to purchase 6,000 shares of Common Stock that are currently exercisable.

     (6) Includes options to purchase 6,000 shares of Common Stock that are currently exercisable.

     (7) Includes options to purchase 4,000 shares of Common Stock that are currently exercisable.

     (8) The Reorganization Trust is the record owner of 1,057,048 shares of Common Stock for the benefit of former unsecured creditors of United States Lines, Inc. (U.S. Lines) whose claims have not been resolved. In accordance with an order of the United States Bankruptcy Court for the Southern District of New York (In re United States Lines, Inc., Case No. 86B 12240), the Trustee of the Reorganization Trust votes such shares, on each proposal before shareholders, in the same proportion "for" or "against" (or "withhold" in the case of director elections) such proposal as shareholders (other than the Trust) who actually vote in person or by proxy, but disregarding for this purpose (i) shareholders who do not vote or who vote "abstain" and (ii) shares of Common Stock issued after March 16, 1997. The 3,799,999 shares held by Messrs. Beck, Yeaggy and their affiliate are shares issued after March 16, 1997.

     (9) Messrs. Beck and Yeaggy own 75% and 25%, respectively, of the stock of Beck Hospitality Inc. III and are officers and directors of that corporation. Beck Hospitality Inc. III has sole voting and investment power over 310,000 shares of common stock. Messrs. Beck and Yeaggy have reported they share voting and investment power over these shares.

     (10) Daewoo Corporation, a public corporation of South Korea with headquarters in Seoul, was the largest unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of the greatest number of shares through the Reorganization Trust.


                        PROPOSAL 1--ELECTION OF DIRECTORS

     The Board of Directors manages the business of the Company. The Company's Restated Certificate of Incorporation contains a provision that divides the Board of Directors into three classes known as Class A, Class B and Class C, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one-third of the authorized number of directors. The authorized number of directors is determined from time to time by a vote of a majority of the directors then in office.

     At a meeting of the Board of Directors on March 20, 1998, the Board of Directors voted to reduce the number of directors from twelve (12) to eleven
(11). Thus, the authorized number of directors is presently fixed at eleven
(11). Three (3) individuals, all allocated to Class B, are standing for election as directors at the Meeting. Upon election, they will serve for a term to expire at the Annual Meeting in 2001 and until their successors are elected and qualified. The terms of the Class A and Class C directors expire in 2000 and 1999 respectively.

     Each of Messrs. Aylward, Lubell and Tipps, Class B Directors whose terms are expiring at the Meeting, have agreed to stand for re-election. Each such individual is at present available for election. Mr. Anthony J. Pacchia, a Class B Director whose term also expires at the Meeting, will not be standing for election at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock voted in person or by proxy at the Meeting is required for the election of each director.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.


                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The directors (including class designation), executive officers and significant employees of the Company are as follows:


-----------------------------------------------------------------------------------------------------------
            NAME                   AGE                   POSITION                  HELD POSITION SINCE
-----------------------------------------------------------------------------------------------------------
Peter G. Aylward                   56         Director (Class B)                          1997
-----------------------------------------------------------------------------------------------------------
C. Scott Bartlett, Jr.             65         Director (Class A)                          1996
-----------------------------------------------------------------------------------------------------------
Louis S. Beck                      52         Chairman of the Board and                   1997
                                              Chief Executive Officer
                                              (Class A)
-----------------------------------------------------------------------------------------------------------
James E. Bishop                    46         Director and President (Class C)            1996
-----------------------------------------------------------------------------------------------------------
Lucille Hart-Brown                 49         Director (Class A)                          1996
-----------------------------------------------------------------------------------------------------------
Vincent W. Hatala, Jr.             67         Director (Class C)                          1990
-----------------------------------------------------------------------------------------------------------
Richard P. Lerner                  59         Director (Class A)                          1996
-----------------------------------------------------------------------------------------------------------
Arthur Lubell                      84         Director (Class B)                          1990
----------------------------- -------------- --------------------------------------------------------------
Michael M. Nanosky                 39         Director and President of                   1997
                                              Hotel Operations (Class C)
-----------------------------------------------------------------------------------------------------------
Anthony J. Pacchia                 42         Director (Class B)                          1990
-----------------------------------------------------------------------------------------------------------
Paul Tipps                         61         Director (Class B)                          1997
-----------------------------------------------------------------------------------------------------------
Richard A. Tonges                  42         Treasurer and Vice President                1997
                                              of Finance
-----------------------------------------------------------------------------------------------------------
Charles W. Thornton                55         Corporate Counsel                           1997
-----------------------------------------------------------------------------------------------------------
Harry Yeaggy                       52         Vice Chairman of the Board                  1997
                                              (Class C)
-----------------------------------------------------------------------------------------------------------


     During 1997, the Board of Directors of the Company held eight (8) meetings. Anthony J. Pacchia, a Class B Director who is not standing for reelection, attended only five (5) of such meetings which is less than 75% of the meetings held during the year.

     All directors of the Company hold office until their respective successors are elected and qualified, or until their death, resignation or removal. Officers serve at the discretion of the Board of Directors.

     There are no family relationships between any directors or executive officers of the Company.

DIRECTORS STANDING FOR REELECTION:

PETER G. AYLWARD

     Mr. Aylward has been a director of the Company since April 24, 1997. Mr. Aylward has been President of Strategic Property Advisers, Inc., an investment advisory company, since 1987 and has operated his own law firm, specializing in tax and securities law, since 1992.

ARTHUR LUBELL

     Mr. Lubell was designated a creditor representative member of the Board of Directors pursuant to the Plan of Reorganization in the U.S. Lines bankruptcy in May 1990 and served as Treasurer of the Company from May 15, 1995 until April 24, 1997. Mr. Lubell has been a member of the law firm Lubell & Koven, New York City, since 1960, and is counsel to Daewoo International (America) Corp., a subsidiary of Daewoo Corporation, a former major unsecured creditor of U.S. Lines and a current stockholder of the Company. On November 23, 1994, pursuant to a plea agreement, Mr. Lubell pled guilty to a federal misdemeanor offense charging that he offered compensation to an agent of the Internal Revenue Service. Mr. Lubell was fined $5,000 and given six months of unsupervised probation.

PAUL TIPPS

     Mr. Tipps has been a Director of the Company since April 24, 1997. Mr. Tipps has been president of Public Policy Consultants, Inc., a government affairs consulting firm, since 1983. Since January 1997 he has been a director of the Federal Home Loan Bank - Cincinnati.

DIRECTORS CONTINUING IN OFFICE

     CLASS C DIRECTORS. The following Class C Directors were elected at the Company's 1996 annual meeting for terms ending in 1999:

JAMES E. BISHOP

     Mr. Bishop has served as President and a Director of the Company since August 1996. Mr. Bishop was Chief Executive Officer of the Company from August 1996 until April 24, 1997 and Executive Vice President from October 1995 to August 1996. From 1993 to 1995 he was Senior Vice President of Gates Capital Corp., an investment banking firm. For the seventeen years prior thereto he was an investment banker and senior manager for various public and private entities.

VINCENT W. HATALA, JR.

     Mr. Hatala was designated a creditor representative member of the Board of Directors pursuant to the Plan of Reorganization in the U.S. Lines bankruptcy in May 1990 and served as President of the Company from May 15, 1995 until August 28, 1996, and Chairman from May 15, 1995 until April 24, 1997. Mr. Hatala operated an independent financial consulting business from 1971 until his retirement from that business in 1990. He was a member of the U.S. Lines Creditors' Committee from its inception until the conclusion of the U.S. Lines bankruptcy proceeding in 1990 and served as a co-trustee of the Reorganization Trust from 1990 to 1993.

MICHAEL M. NANOSKY

     Mr. Nanosky has been a Director and President of Hotel Operations of the Company since April 24, 1997. From March 1990 until he joined the Company, Mr. Nanosky was President of Beck Group Management Corp., a company engaged in the hotel management business.

HARRY G. YEAGGY

     Mr. Yeaggy has been a Director and Vice Chairman of the Company since April 24, 1997. He has been a principal stockholder and chief operating officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1986. He has also been a director and President of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp., a savings and loan holding company of which Mr. Yeaggy is a director and Vice President and Secretary.

CLASS A DIRECTORS. The following Class A directors were elected at the Company's 1997 annual meeting for terms ending in 2000:

C. SCOTT BARTLETT, JR.

     Mr. Bartlett has been a Director of the Company since August 1996. Mr. Bartlett has served as an independent financial consultant advising financial institutions in matters involving credit policy, loan approvals and loan workouts since 1990. Mr. Bartlett served as Senior Vice President and Chief Credit Officer of MTB Bank from 1992 until 1994. Mr. Bartlett served as Executive Vice President, Senior Lending Officer and Chairman, Credit Policy Committee for National Westminster Bank USA from 1973 until 1990. Mr. Bartlett presently serves as a director of the following corporations: Harvard Industries, Inc. (Chairman, Audit Committee; Compensation Committee); NVR, Inc. (Audit Committee, Nominating Committee); and The Bibb Company.

LOUIS S. BECK

     Mr. Beck has been a Director and Chairman of the Board of the Company since April 24, 1997. He is also the Company's Chief Executive Officer. He has been a principal stockholder and Chief Executive Officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1972. He has also been a principal stockholder and Chairman of the Board of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp, a savings and loan holding company of which Mr. Beck is a director and President. In addition, since 1992 he has served as Chairman of the Board of Guardian Savings Bank in Cincinnati, Ohio and serves as a director and President of its holding company, Guardian Bancorp, Inc.

LUCILLE HART-BROWN

     Ms. Hart-Brown has been a Director since August 1996. Ms. Hart-Brown has served as President of Benefit Services, Inc. since June 1996. Ms. Hart-Brown served as Administrator of Marine Engineers' Beneficial Association from 1982 until 1996. Ms. Hart-Brown was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy proceeding in 1990.

RICHARD P. LERNER

     Mr. Lerner has been a Director of the Company since August 1996. Mr. Lerner has been a partner with the law firm of Lambos & Junge, New York since 1996. Mr. Lerner was a partner with the law firm of Lambos & Giardino, New York from 1978 to 1996. Mr. Lerner was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy in 1990.

OTHER POSITIONS:

CHARLES W. THORNTON

     Mr. Thornton has been Corporate Counsel of the Company since April 24, 1997. Mr. Thornton presently is also employed as General Counsel to Beck Hospitality Inc. III. Prior to joining the Company, Mr. Thornton was General Counsel to Beck Group Management Corp. since 1989.

RICHARD A. TONGES

     Mr. Tonges has been Vice President-Finance and Treasurer of the Company since April 24, 1997. Mr. Tonges presently is also employed as Chief Financial Officer to Beck Hospitality Inc. III. Prior to joining the Company, Mr. Tonges was Chief Financial Officer of Beck Group Management Corp. since September 1978. Mr. Tonges is a certified public accountant.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has appointed three committees: the Audit Committee, the Compensation Committee and the Operating Committee.

     AUDIT COMMITTEE. The Audit Committee periodically reviews the Company's auditing practices and procedures and makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company.

Members: Peter G. Aylward (Chairman), C. Scott Bartlett, Jr., Richard P. Lerner and Paul Tipps

COMPENSATION COMMITTEE. The Compensation Committee meets periodically to make recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives.

Members: Lucille Hart-Brown (Chairman), Richard P. Lerner, Arthur Lubell and Paul Tipps

OPERATING COMMITTEE. The Operating Committee advises and makes recommendations to the full Board of Directors with respect to matters of policy relating to the general conduct of the business of the Company.

Members: Louis S. Beck (Chairman), Peter G. Aylward, C. Scott Bartlett, Jr., James E. Bishop and Lucille Hart-Brown

     None of the committees met during the year ended December 31, 1997.

STAGGERED BOARD OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended, provides for a staggered Board of Directors having three classes: Class A, Class B and Class C. The number of directors in each class shall consist, as nearly as may be possible, of one-third of the authorized number of directors. The authorized number of directors shall be determined from time to time by a majority of the directors in office.

     A classified Board of Directors may have the effect of making it more difficult to remove incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to change the majority of directors for business reasons unrelated to a change of control.

     The Certificate provides that the above provisions regarding classification of the Board of Directors may not be amended, altered, changed or repealed except by the affirmative vote of at least 66-2/3% of the shares of Common Stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, unless such proposal shall have been proposed by a majority of the Board of Directors.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 1997 all filing requirements applicable to its officers, directors and 10% beneficial owners were met, except that initial reports of beneficial ownership on Form 3 by the Company's directors were filed late.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     The Company's non-employee directors receive an annual retainer of $15,000 and $1,000 per meeting attended of the Board of Directors or any committee thereof.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities for executive officers of the Company who received compensation in excess of $100,000 during the period January 1, 1997 to December 31, 1997.

                           SUMMARY COMPENSATION TABLE


--------------------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                       ------------------------------------------     ------------------- ----------------------
                                                                                           AWARDS               PAYOUTS
                                                                                      ------------------- ----------------------
                                                                                         SECURITIES               ALL
   NAME AND PRINCIPAL                                               OTHER ANNUAL         UNDERLYING              OTHER
        POSITION             YEAR        SALARY        BONUS      COMPENSATION(1)       OPTIONS/SARS         COMPENSATION(2)
--------------------------------------------------------------------------------------------------------------------------------
Louis S. Beck, Chairman      1997      $183,333         --             --                   --                 $4,561
and Chief Executive          1996          --           --             --                   --                    --
Officer                      1995          --           --             --                   --                    --
--------------------------------------------------------------------------------------------------------------------------------
James E. Bishop,             1997      $206,173(3)      --          $28,705(4)           100,000                  --
President                    1996      $119,500      $25,000           --                  4,000                   --
                             1995          --           --             --                   --                    --
--------------------------------------------------------------------------------------------------------------------------------
Michael M. Nanosky,          1997      $ 54,000      $60,000           --                   --                 $1,660
President of Hotel           1996          --           --             --                   --                    --
Operations                   1995          --           --             --                   --                    --
--------------------------------------------------------------------------------------------------------------------------------
Harry G. Yeaggy, Vice        1997      $116,667         --             --                   --                 $3,068
Chairman                     1996          --           --             --                   --                    --
                             1995          --           --             --                   --                    --
--------------------------------------------------------------------------------------------------------------------------------


------------

     (1) Messrs. Beck, Nanosky and Yeaggy also receive reimbursement from the Company for automobile expenses.

     (2) The amounts shown in this column represent benefits associated with split-dollar life insurance policies and disability insurance policies as follows: (a) the dollar value, on a long-term approach, of the benefit of the whole-life portion of the premiums for split-dollar life insurance policies paid by the Company projected on an actuarial basis (Messrs. Beck, $494; Nanosky, $102; and Yeaggy, $245); (b) Company payments of premiums attributable to the term life insurance portion of split-dollar life insurance policies (Messrs. Beck, $4067; Nanosky, $1,174; and Yeaggy, $2133); and (c) Company payments of premiums attributable to disability insurance policies (Messrs. Nanosky, $384 and Yeaggy, $690).

     (3) This figure includes an annual annuity payment of $10,000 paid by the Company to the named executive officer and a payment of $3,960, representing the income tax cost attributable to the annuity premium.

     (4) In 1997 the Company reimbursed Mr. Bishop $2,203 for dental and medical expenses and $26,502 for moving expenses incidental to the relocation of the Company's executive officers from New Jersey to Boca Raton, Florida.

EMPLOYMENT AGREEMENTS

     The Company has entered into written employment agreements with Messrs. Beck, Nanosky and Yeaggy, all dated April 24, 1997 and James E. Bishop dated April 4, 1997.

     The employment agreement with Mr. Beck is for a term of three years, which ends on April 23, 2000. He is employed as Chairman of the Board, and is paid an annual salary of $275,000, which may be increased from time to time at the discretion of the Board of Directors. He may also be paid a bonus in an amount determined by the Board of Director in its discretion and is entitled to such benefits as the Board of Directors shall adopt. Mr. Beck expects to devote a significant portion of his working time to the business of the Company. In the employment agreement the Company has acknowledged that Mr. Beck is the owner, an officer and director of other businesses that engage in the same business as the Company and that, in certain instances, such businesses may be considered to be in competition with the Company. Together with Mr. Yeaggy, Mr. Beck owns seven hotels that are managed by the Company and five additional hotel properties that are managed by their affiliate Beck Hospitality Inc. III. Mr. Beck has agreed not to engage in any business that competes with the Company other than the existing businesses. Matters involving potential conflicts of interests will be referred by management to the Audit Committee of the Board of Directors for consideration. The Audit Committee is comprised of independent directors.

     The employment agreement with Mr. Yeaggy is for a term of three years, which ends on April 23, 2000. He is employed as Vice Chairman of the Board and is paid an annual salary of $175,000, which may be increased from time to time at the discretion of the Board of Directors. His employment agreement is otherwise substantially similar to the employment agreement between Mr. Beck and the Company. Mr. Yeaggy expects to devote a significant portion of his working time to the business of the Company.

     The employment agreement with Mr. Bishop is for a term of three years, which ends on April 23, 2000. He is employed as President of the Company with general supervisory authority of the business of the Company and its subsidiaries and charged with the responsibility of preparing and implementing a strategic plan and seeking out and consummating acquisitions, under the supervision of and in accordance with policies set by the Chairman of the Board and the Board of Directors. Mr. Bishop is paid an annual salary of $200,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus in an amount to be determined in accordance with the Company's then current bonus or incentive compensation plan. Mr. Bishop is also entitled to a comprehensive medical indemnity policy for himself and his family, an annual allowance of $2,000 for additional out-of-pocket medical payments, an annual allowance of $2,000 for dental expenses, an annual payment of $10,000 for the purchase of annuity, grossed up for the income tax cost, term life insurance coverage in the amount of $1,000,000 to the extent the same is available at normal market rates, long-term disability insurance coverage and such other benefits as the Board of Directors shall adopt and approve for him. In the event of a change in control of the Company, Mr. Bishop is entitled to a lump sum payment of $300,000.

     The employment agreement with Mr. Nanosky is for a term of three years, which ends on April 23, 2000. He is employed as President of Hotel Operations of the Company and charged with the responsibilities typical of a division president. He is paid an annual salary of $120,000, which may be increased from time to time at the discretion of the Board of Directors. He is also entitled to an annual bonus of up to $100,000 based upon the Company's success in achieving budgeted goals for the

Company's hotel properties and operations. Mr. Nanosky is also entitled to a comprehensive medical indemnity policy for himself and his family, "split dollar" life insurance coverage in the amount of $480,000, long-term disability insurance coverage and such other benefits as the Board of Directors shall adopt and approve for him.

STOCK OPTIONS

     In August 1996, the Board of Directors and stockholders of the Company adopted the 1996 Stock Option Plan (the "Plan") and reserved 300,000 shares of Common Stock for issuance thereunder. The Plan provides for the granting to employees (including employee directors and officers) of options intended to qualify as incentive stock options within the meaning of ss. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory stock options to employees and consultants. The Plan is currently administered by the Company's Compensation Committee.

     The Plan provides for the granting of both Incentive Stock Options ("ISOs") and nonstatutory stock options (an "NSO") and in connection with such options the granting of stock appreciation rights (an "SAR") or additional stock options, known as progressive stock options, in the event the grantee exercises such stock options by surrendering shares of Common Stock of the Company (a "PSO"). NSOs and SARs may be issued to any key employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISOs may be issued to key employees and officers of the Company and its subsidiaries, but not to any independent contractor, agent or consultant. The Compensation Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which options will expire. In the event of a tender offer for more than 25% of the Company's outstanding stock, or a "change in control" (as defined in the Plan) of the Company, all outstanding options become immediately exercisable. The fair market value of the stock with respect to which ISOs under the Plan or any other plan of the Company first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than 10% of the combined voting power of all classes of stock of the Company). The Plan, however, permits the Compensation Committee to grant NSOs at any exercise price consistent with the purposes of the Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NSO. NSOs with an exercise price of less than fair market value on the date of grant would not qualify as performance-based compensation under ss. 162(m) of the Internal Revenue Code of 1986, as amended, and, therefore, any compensation expense generated by the exercise of such an option would not be deductible by the Company when the Company is considered to be subject to such Section, if the optionee is a "covered employee" who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise.

     Options may be exercised by the payment of the exercise price in cash, Common Stock or a combination thereof. Subject to compliance with the provisions of applicable governmental regulations, the Company may make a loan for the purpose of exercising any option granted under the Plan to an optionee in an amount not to exceed 100% of the purchase price of the shares acquired upon exercise of the options. The loan must be secured by a pledge of shares of the Company having an aggregate purchase price equal to or greater than the amount of the loan.

     The Plan permits the Compensation Committee to grant SARs in connection with any option granted under the Plan. SARs enable an optionee to surrender an option and to receive a payment in cash or Common Stock, as determined by the Compensation Committee, equal to the difference between the fair market value of the Common Stock on the date of surrender of the related option and the option price.

     The Plan also permits the Compensation Committee to grant PSOs in connection with any option granted under the Plan. PSOs enable an optionee to receive additional stock options in the event the grantee exercises a stock option, in whole or in part, by surrendering shares of Common Stock of the Company. Any PSO granted will be for a number of shares equal to the number of surrendered shares of Common Stock, shall not be exercisable for a minimum of six months from the grant date of the option, shall have an option price per share equal to 100% of the fair market value of a share of stock on the grant date and shall be subject to such other terms and conditions as the Compensation Committee may determine.

     Unless otherwise provided by the Compensation Committee, the following rules will apply to all options granted under the Plan. Options granted under the Plan expire immediately if an employee is terminated for cause. If termination of employment is voluntary or involuntary, options granted expire after a three-month period. In the event of an employee's death within such three-month period, the employee's estate may exercise the option for the number of shares for which it is exercisable at the date of termination, for one year after death but in no event beyond the expiration dates of the option. An option outstanding at the time an employee retires under a Company retirement plan or becomes disabled is exercisable within one year of termination in the case of an ISO and in the case of a NSO may be exercisable at any time to the extent that the optionee was otherwise entitled to exercise it at the time of such cessation of employment with the Company or a subsidiary thereof, but in no event after the expiration of the option period. If an employee dies, whether before or after such retirement or disability, the employee's estate may exercise the option exercisable at the date of termination of employment for up to three years after death (one year in the case of voluntary termination of employment), but in no event beyond the expiration dates of the option.

STOCK APPRECIATION RIGHTS

     Effective April 24, 1997, the Company granted a stock appreciation right to James E. Bishop, the President of the Company, in connection with his employment agreement with respect to 100,000 shares of Common Stock at an exercise price of $3.25 per share, which vests 20,000 shares per year over a period of five years, commencing that date, subject to accelerated vesting under certain circumstances. Effective that date, Messrs. Hatala, Lubell, Pacchia, Bartlett, Lerner, Aylward and Tipps and Ms. Hart-Brown were granted stock appreciation rights with respect to 5,000 shares at an exercise price of $3.25 per share (collectively, the "Director SARs"). Mr. Lerner subsequently waived all rights with respect to his Director SARs. The Director SARs may be exercised during the period October 25, 1997 through April 23, 2003. In no event may the appreciated value per share paid in respect of the Director SARs exceed $7.00 per share.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     During 1997, no options were granted under the Plan or otherwise by the Company and no options granted were exercised.

     The following table sets forth information concerning SARs granted to a Named Executive Officer during the year ended December 31, 1997:

                          SAR GRANTS DURING FISCAL 1997



-----------------------------------------------------------------------------------------------------------------------
                                                                    (INDIVIDUAL GRANTS)
-----------------------------------------------------------------------------------------------------------------------
                                                                PERCENT OF
                                           NUMBER OF            TOTAL SARS
                                           SECURITIES            GRANTED
                                         UNDERLYING SARS        TO EMPLOYEES       EXERCISE OR
                                            GRANTED              IN FISCAL          BASE PRICE
             NAME                             (#)                  YEAR               ($/SH)          EXPIRATION DATE
-----------------------------------------------------------------------------------------------------------------------
James E. Bishop(1)                          100,000                100%                $3.25           April 23, 2007
-----------------------------------------------------------------------------------------------------------------------

------------

     (1) SARs granted to Mr. Bishop vest at the rate of 20,000 per year, commencing April 23, 1997 and continuing on each April 23rd thereafter until April 23, 2001. Each 20,000 SAR segment has an exercise period of six years.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the aggregated option/SAR exercises in 1997 and the option/SAR values for the fiscal year-ended December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF
                                                                      SECURITIES                    VALUE OF
                              SHARES                                  UNDERLYING                   UNEXERCISED
                             ACQUIRED                             UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                ON                VALUE             AT FY-END (#)                 AT FY-END ($)
                             EXERCISE           REALIZED
NAME                            (#)                ($)                EXERCISABLE                 EXERCISABLE(1)
-----------------------------------------------------------------------------------------------------------------------
James E. Bishop                 0                   0                    4,000                       $9,000
-----------------------------------------------------------------------------------------------------------------------

---------------

     (1) At December 31, 1997 there was no public market for the Common Stock underlying the options. The Common Stock has been valued using the initial trading price of the Common Stock on the Nasdaq SmallCap Market of $5.00 on January 22, 1998.

                                   AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END SAR VALUES

-----------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF                            VALUE OF
                                                        SECURITIES                           UNEXERCISED
                  SHARES                                 UNDERLYING                          IN-THE-MONEY
                 ACQUIRED                            UNEXERCISED SARS                           SARS
                    ON            VALUE                AT FY-END (#)                        AT FY-END ($)
                 EXERCISE       REALIZED         -------------------------          -----------------------------
 NAME              (#)            ($)            EXERCISABLE UNEXERCISABLE          EXERCISABLE(1) UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
James E. Bishop     0              0               20,000      80,000                 $35,000         $140,000
-----------------------------------------------------------------------------------------------------------------

----------

     (1) At December 31, 1997 there was no public market for the Common Stock underlying the SARs. The Common Stock has been valued using the initial trading price of the Common Stock on the Nasdaq SmallCap Market of $5.00 on January 22, 1998.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company presents this report on the compensation policies of the Company for its executive officers.

     The Company's compensation program for executives consists of three key elements: (i) a base salary, (ii) a performance-based annual bonus, and (iii) periodic grants of stock options or other stock-based awards. This program ensures that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to the Company's performance. Stock options relate long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

     BASE SALARY. In making a determination whether to adjust base salaries, the Committee will take into account such factors as competitive industry salaries, the contribution and experience of the officer and the length of the officer's service. Each of the Company's key executive officers' present base salaries were set under employment contracts which became effective upon the Company's acquisition of its hotel and hospitality business in late April 1997.

     ANNUAL BONUS. The Committee met in March 1998 and authorized a bonus of $60,000 to its President of Hotel Operations, Mr. Nanosky, on account of his services during the year ended December 31, 1997. The Committee determined to defer consideration of bonuses for the Company's other key executives until it was in a better position to evaluate the Company's strategic growth and development plan.

     STOCK OPTIONS. The Committee did not grant any stock options during the year ended December 31, 1997. Future grants may be made to executive officers upon initial employment, in recognition of an individual's performance, upon promotion to a position of higher responsibility or in connection with the execution of a new or amended employment agreement.

     CHIEF EXECUTIVE OFFICER COMPENSATION. As Chairman and Chief Executive Officer, Mr. Beck is compensated pursuant to the employment agreement he entered into in April 1997 which provides for a base salary of $275,000. The Committee will consider increases in the base salary and bonuses based upon the development and implementation of the Company's strategic growth and development plan.

     Members of the Compensation Committee

     Lucille Hart-Brown, Chairman
     Richard P. Lerner
     Arthur Lubell
     Paul Tipps

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee is or has been an officer or employee of the Company, except Mr. Lubell, who was Treasurer of the Company from 1995 to 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTEREST OF MESSRS. BECK AND YEAGGY IN HOTELS UNDER MANAGEMENT BY THE COMPANY

     Seven hotels managed by the Company are owned by corporations or partnerships owned by Messrs. Beck and Yeaggy. The management agreements with those seven hotels provide for the payment to the Company of an annual management fee equal to 5% of gross revenues and have an initial term expiring in 2007. In the event of a sale of a hotel subject to a management agreement, the Company is entitled to receive a payment equivalent to the discounted present value of the anticipated management fees over the remainder of the initial term.

INTEREST OF MESSRS. BECK AND YEAGGY IN PROPERTIES SUBJECT TO MORTGAGES HELD BY THE COMPANY

     The Company has financial participations in the form of promissory notes secured by mortgages on a hotel in Juno Beach, Florida (the "Juno Note") and on a KOA Campground in Kissimee, Florida (the "KOA Note"), both of which are owned by affiliates of Messrs. Beck and Yeaggy. The principal balances of the Juno Note and the KOA Note as of March 31, 1998 are $2,175,112 and $3,476,863 respectively. The Juno Note is subject to a prior lien in favor of The Provident Bank as security for indebtedness of the Company in the remaining principal amount of $1,570,724 as of March 31, 1998. Both the Juno Note and KOA Note provide for monthly principal payments based upon a twenty-year amortization. Both notes mature on May 1, 2000, but their respective maturity dates may be extended for an additional three years if the notes are not in default on the original maturity date. The Juno Note bears interest at a floating rate equal to the prime rate plus 1%, but in no event less than 7.75% per annum. The KOA Note bears interest at a fixed rate of 8% per annum. Messrs. Beck and Yeaggy have jointly and severally guaranteed the payment of the notes. The Company does not regard these guaranties as material to the ultimate satisfaction of either the Juno Note or the KOA Note on the basis that the values of the respective properties exceed the underlying mortgage indebtedness.

INTEREST OF MESSRS. BECK AND YEAGGY IN SERVICE PROVIDERS TO THE COMPANY

     The Company has a service agreement for a hotel property management system with Computel Computer Systems, Inc. ("Computel"), a corporation wholly-owned by Messrs. Beck and Yeaggy, for the hotels that the Company owns. The agreement automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the scheduled termination date. Computel is paid a monthly fee of $275 per hotel location for its basic property management software package plus one computer terminal. For each additional terminal at a hotel location there is an additional charge of $75 per month. Additional monthly fees are charged for add-on software for such services as guest messaging, call accounting interface, franchise central reservation interface and movie interface. The Company believes that these are market-rate fees. Based on the Company's present operations, the Company projects aggregate payments to Computel of approximately $39,400 during 1998. On each annual renewal of the agreement, Computel is entitled to increase its fees commensurate with the fees charged to other customers. As a result of requirements of one of the Company's franchisers, the Company anticipates that during 1998 a substantial percentage of the hotels owned by the Company will change to a computer reporting system controlled by a party unaffiliated with the Company, which will result in a decrease in the volume of business with Computel.

     Personnel at the hotels owned by the Company are provided by Hospitality Employee Leasing Program, Inc. ("HELP"), a corporation also wholly-owned by Messrs. Beck and Yeaggy. The Agreement automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the termination date. The Company pays HELP an administrative fee of $8.15 per bi-monthly pay period per employee. The Company believes that this is a market-rate fee. Based on the Company's present operations, the Company projects aggregate fees of approximately $112,000 to HELP during 1998.

INTEREST OF MESSRS. BECK AND YEAGGY IN PREMISES OCCUPIED BY THE COMPANY

     The Company subleases office space in Cincinnati, Ohio and Boca Raton, Florida from affiliates of Messrs. Beck and Yeaggy. The Sublease agreements are on a triple-net basis and provide for annual rental payments of $25,248 and $18,240 respectively. The Company believes that these are market rate rentals.

INTEREST OF MESSRS. BECK AND YEAGGY IN BEST WESTERN, KINGS QUARTERS

     The Company has an 85% general partnership interest in Kings Dominion Lodge, a Virginia general partnership, the sole asset of which is the hotel known as the Best Western, Kings Quarters, which is adjacent to the Kings Dominion Amusement Park near Richmond, Virginia. The remaining 15% general partnership interest is held by Elbe Properties, an Ohio general partnership whose partners are Messrs. Beck and Yeaggy.

     Under the partnership agreement for Kings Dominion Lodge, the Company is the managing partner and has the authority to direct the day-to-day affairs of the partnership's business. The managing partner may not construct any buildings on the real property owned by the partnership without the consent of the other partner. Any sale of an interest in the partnership requires the consent of the other partner. The partnership agreement also provides for periodic distributions of free cash flow except to the extent that any distribution would impair the business of the partnership.

INDEPENDENT HOSPITALITY BUSINESS MAINTAINED BY MESSRS. BECK AND YEAGGY

     In addition to their ownership of seven hotels which are managed by the Company, Messrs. Beck and Yeaggy own five additional hotel properties that are managed by their affiliate Beck Hospitality Inc. III. In their respective employment agreements with the Company, Messrs. Beck and Yeaggy have agreed with the Company that, in some instances, these existing businesses may be competitive with the hospitality business of the Company and, with the exception of these existing businesses, they have agreed not to engage in any business that competes with the Company.

LIMITED GUARANTEES BY MESSRS. BECK AND YEAGGY OF INDEBTEDNESS OF THE COMPANY

     Messrs. Beck and Yeaggy have personally guaranteed the obligations of Envoy Inns of Morrisville, L.L.C., a Delaware limited liability company, of which the Company is the sole member, and Kings Dominion Lodge, a Virginia general partnership, of which the Company owns an 85% interest, in connection with three loans secured by mortgages on three hotels owned by the Company from State Street Bank and Trust Company, as Trustee under a Pooling and Servicing Agreement dated as of January 1, 1997 for J.P. Morgan Commercial Mortgage Finance Corporation. The obligations of Messrs. Beck and Yeaggy pursuant to their guarantees in connection with these loans are limited to payment of the outstanding debt in the event of fraud or material misrepresentation by the borrowing entities, and indemnification in connection with certain specific liability and costs for the lender, such as environmental liability and liability caused by the gross negligence or willful misconduct of the borrowing entity, the failure to pay property taxes when due, the misapplication of insurance and condemnation proceeds, damage or waste to the property subject to lender's mortgage, and costs incurred by the lender as a result of certain actions taken by the borrowing entity after an event of default.

     In addition, Messrs. Beck and Yeaggy have personally guaranteed the obligations of the Company in connection with two loans from Star Bank, N.A., which obligations were assumed by the Company on April 24, 1997 from affiliates of Messrs. Beck and Yeaggy and are secured by mortgages on two hotels owned by the Company. The guarantees of Messrs. Beck and Yeaggy pursuant to these loans are limited to an aggregate total of $209,250, plus liability incurred by the lender in connection with events such as fraud or intentional misrepresentation by the Company or its predecessor and misapplication of insurance or condemnation proceeds.

     Messrs. Beck and Yeaggy are also personally obligated in connection with loans from The Huntington National Bank in the original principal amount of $3,260,000 with a balance of $2,669,225 as of March 31, 1998, and from 1st National Bank, located in Warren County, Ohio, in the original principal amount of $100,000, with a balance of $32,741 on March 31, 1998, each of which was assumed by the Company on April 24, 1997 and are secured by mortgages on the Days Inn, Sharonville, a hotel owned by the Company. Prior to its acquisition by the Company, this property was appraised at $4,200,000.

ALLOCATION OF COMPENSATION EXPENSES OF KEY PERSONNEL

     Certain key personnel of the Company including Richard A. Tonges, Vice President of Finance and Charles W. Thornton, Corporate Counsel, work for and are compensated by both the Company and affiliates of Messrs. Beck and Yeaggy. The Company believes that the allocation of compensation expenses of these employees between the Company and the affiliates of Messrs. Beck and Yeaggy is fair.

RESTRICTIONS ON TRANSFERS OF STOCK OWNED BY MESSRS. BECK AND YEAGGY AND REGISTRATION RIGHTS

     Messrs. Beck and Yeaggy, in the aggregate, directly and indirectly own approximately 43% of the outstanding shares of the Company's Common Stock. They have agreed that until April 23, 2001, they will not transfer, in any manner, any shares of the Common Stock, without the consent of the Company's Board of Directors. The Company shall have no obligation to consent to a transfer unless it shall have received an opinion of counsel to the effect that the transfer does not give rise to an "ownership change" under Code ss. 382 or otherwise affect the availability to the Company of its "net operating loss carryforwards" and any other applicable tax attributes for Federal income tax purposes. In addition to the foregoing transferability restrictions that have been consented to by Messrs. Beck and Yeaggy, the Company has imposed equivalent transferability restrictions upon certain other "5-percent shareholders" for purposes of Code ss. 382.

     Messrs. Beck and Yeaggy have been granted certain registration rights with respect to the Company's securities owned by them. On a one-time basis they may demand registration, at the Company's expense, of shares of preferred stock owned by them. In addition, if the Company proposes to register any of its securities in connection with a public offering of such securities (other than in connection with certain limited purpose registrations), Messrs. Beck and Yeaggy may request that the preferred stock be registered incidental thereto. Following the termination of the transferability restrictions referred to above, on a one-time basis, Messrs. Beck and Yeaggy may also demand registration, at the Company's expense, of their shares of Common Stock. In addition, if following the termination of the transferability restrictions referred to above, the Company proposes to register any of its securities in connection with a public offering of such securities (other than in connection with certain limited purpose registrations), Messrs. Beck and Yeaggy may request that their Common Stock be registered incidental thereto.

          PROPOSAL 2--RATIFICATION AND APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors, subject to stockholder ratification, has selected Grant Thornton, LLP ("Grant Thornton") to serve as its independent auditors for the fiscal year ending December 31, 1998. If the stockholders do not ratify the selection of Grant Thornton the Board of Directors may reconsider its selection.

     A representative of Grant Thornton is expected to be available in person or by telephone to respond to appropriate questions at the Meeting and will be given the opportunity to make a statement if he or she desires to do so.

     The affirmative vote of the holders of a majority of the shares of the Company's common stock present, in person or by proxy, at the Meeting is required for the ratification and approval of the selection of the auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE SELECTION OF GRANT THORNTON AS INDEPENDENT AUDITORS.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     In April 1998, the Company engaged Grant Thornton as independent accountants to perform the audit of the Company's annual financial statements as successor to J.H. Cohn, L.L.P. ("J.H. Cohn"). The decision to change accounting firms was made by the Board of Directors based upon the recommendation of the Audit Committee. J.H. Cohn informed the Company that it was not aware of any disputes between its firm and the Company in the context of its audits and tax return services performed for the years ended December 31, 1996 and 1997. The Company had engaged J.H. Cohn as independent accountants in November 1996 as successor to Arthur Anderson LLP ("Arthur Anderson"). In October 1996, Arthur Anderson had informed the Company that it no longer would serve as the Company's auditors. Arthur Anderson further informed the Company that it was not aware of any disputes between its firm and the Company in the context of its audits and tax return services performed for the years ended December 31, 1994 and 1995. From the effective date of the Plan in 1990 until the date hereof, there have been no disagreements between the Company and prior certified public accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such prior accountants, would have caused them to make reference in connection with their report to the subject matter of the disagreements.


                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

     If you do not plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly. Even if you do plan to attend the Meeting, please so note where provided and return the proxy card promptly.

                             ADDITIONAL INFORMATION

STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, FL 33431-8596, on or before January 2, 1999 for consideration for inclusion in the proxy material for such annual meeting of stockholders.

EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telecopy. The Company does not expect to pay any compensation for the solicitation of proxies.


                                  JANUS AMERICAN GROUP, INC.


                                  /s/  FRANK E. LAWATSCH, JR.
                                  -----------------------------------
                                  Frank E. Lawatsch, Jr.
                                  Secretary

Dated:  May 2, 1998

                           JANUS AMERICAN GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 29, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints C. Scott Bartlett, Jr., Lucille Hart-Brown and Richard P. Lerner and each of them, with full power of substitution as proxies for the undersigned, to attend the annual meeting of stockholders of Janus American Group, Inc. (the "Company"), to be held at The Holiday Inn Pompano Beach, 1350 South Ocean Boulevard, Pompano Beach, Florida at 2:00 p.m. Eastern Daylight Time on May 29, 1998, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present.

                          (Continued on reverse side)


THE BOARD OF DIRECTORS RECOMMENDS                    Please mark your vote   [X]
A VOTE "FOR" 1, 2 AND 3                              as indicated in this
                                                     example

1. To vote for the       FOR    WITHHOLD AUTHORITY
   following nominees
   for election as
   directors:

   CLASS B DIRECTORS,
   TERM EXPIRES 2001

   Peter G. Aylward

   Arthur Lubell         [_]          [_]

   Paul Tipps

2. Approval of the appointment      FOR   AGAINST   ABSTAIN
   of Grant Thornton LLP as the
   Company's independent            [ ]     [ ]       [ ]
   auditors for the fiscal year
   ending December 31, 1998


3. In their discretion, on such
   other business as may            [ ]     [ ]       [ ]
   properly come before the
   meeting or any adjournment
   thereof


(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)


----------------------------------------------------

                                                    IF YOU PLAN TO ATTEND   [ ]
                                                    THE ANNUAL MEETING
                                                    PLEASE CHECK BOX

                                             Unless a contrary direction is
                                             indicated, the shares represented
                                             by this proxy will be voted FOR
                                             approval of each of the proposals;
                                             if specific instructions are
                                             indicated, this proxy will be voted
                                             in accordance with such
                                             instructions.


SIGNATURE___________________ SIGNATURE_______________________ DATE _____________


NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.